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                                                                EXHIBIT 5.1
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
                                                        VINSON & ELKINS
                                                            L.L.P.
                                                       ATTORNEYS AT LAW

         2500 FIRST CITY TOWER                                                               THE WILLARD OFFICE BUILDING
             1001 FANNIN                                                                     1455 PENNSYLVANIA AVE., N.W.
       HOUSTON, TEXAS 77002-6760                                                             WASHINGTON, D.C. 20004-1008
       TELEPHONE (713) 758-2222                     3700 TRAMMELL CROW CENTER                 TELEPHONE (202) 639-6500
          FAX (713) 758-2346                            2001 ROSS AVENUE                          FAX (202) 639-6604
                                                    DALLAS, TEXAS 75201-2975
       HUNGARIAN EXPORT BUILDING                    TELEPHONE (214) 220-7700                     ONE AMERICAN CENTER
 UL.POVARSKAYA (FORMERLY VOROVSKOGO),21                FAX (214) 220-7716                        600 CONGRESS AVENUE
   121069 MOSCOW, RUSSIAN FEDERATION                                                           AUSTIN, TEXAS 78701-3200
    TELEPHONE 011 (70-95) 202-8416                                                             TELEPHONE (512) 495-8400
      FAX 011 (70-95) 202-0295                                                                    FAX (512) 495-8612

                                                       WRITER'S DIRECT DIAL                 47 CHARLES ST., BERKELEY SQUARE
                                                          (214) 220-7713                        LONDON W1X 7PB, ENGLAND
                                                                                            TELEPHONE 011 (44-71) 491-7236
                                                                                               FAX 011 (44-71) 499-5320

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                               December 2, 1994



Hadson Corporation
2777 Stemmons Freeway
Dallas, Texas  75207

Ladies and Gentlemen:

         We are acting as counsel for Hadson Corporation, a Delaware corporation (the "Company"), in connection with the filing, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the periodic offering and sale
(i) by the Company of up to an aggregate 3,876,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the Hadson Corporation 1992 Equity Incentive Plan as amended and restated as of March 9, 1994 (the "Equity Incentive Plan"), (ii) by the Company of up to an aggregate 8,668 shares of Common Stock which may be issued pursuant to the Hadson Corporation Chairmanship Fee Plan (the "Chairmanship Fee Plan"; together with the Equity Incentive Plan, the "Plans") and (iii) by the selling stockholders named in the prospectus included as Exhibit 99.3 to the Registration Statement (the "Prospectus") of up to an aggregate 24,000 shares of Common Stock issued to such persons pursuant to the Equity Incentive Plan and of up to an aggregate 1,332 shares of Common Stock issued to certain of such persons pursuant to the Chairmanship Fee Plan (the shares of Common Stock described in the foregoing clauses (i), (ii) and (iii) are collectively referred to herein as the "Shares").

         In connection with this opinion, we have examined the corporate records of the Company, including its Restated Certificate of Incorporation, its bylaws, as amended, and certain resolutions of the Board of Directors of the Company. We have also examined the Registration Statement, together with the exhibits thereto, and such originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters, information with respect to which is in the possession of the Company, relevant to the opinions herein stated, we have relied without investigation, to the extent
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Hadson Corporation
December 2, 1994
Page 2

we deem such reliance proper, upon certificates or representations made by its duly authorized representatives.

         In rendering the opinions set forth below, we have assumed, with your approval and without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares have been validly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms of the Plans, the Shares so issued will be validly issued, fully paid and nonassessable.

         We are counsel admitted to practice law in the State of Texas and this opinion is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or any other party of any change in any matter set forth herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours,


                                              Vinson & Elkins L.L.P.